As filed with the Securities and Exchange Commission
                                                        on April 24, 1997
                                                Registration No. 33-74484


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                    Form S-3
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                               THERMO VOLTEK CORP.
               (Exact name of registrant as specified in charter)

        Massachusetts                                13-1946800
        (State or other jurisdiction                 (IRS Employer
        of incorporation or organization)       Identification Number)

                               470 Wildwood Street
                              Woburn, MA 01888-1799
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code,
                  of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                               Thermo Voltek Corp.
                         c/o Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                Waltham, Massachusetts 02254-9046 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Seth Hoogasian, Esq.
                                 General Counsel
                               Thermo Voltek Corp.
                         c/o Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
PAGE

        Approximate date of commencement of proposed sale to public:
        From time to time after this Registration Statement was declared effective on February 2, 1994.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.   [     ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
        registration statement for the same offering.  [    ]
        ______________________

             If this form is a post-effective amendment filed pursuant to
        Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
        [    ] ______________________

             If delivery of the prospectus is expected to be made
        pursuant to Rule 434, please check the following box.  [   ]

             This post-effective amendment removes from registration any of the securities which remained unsold as of the date of the filing of this post-effective amendment. The registration is hereby terminated.
PAGE

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on April 23, 1997.

                                           THERMO VOLTEK CORP.


                                      By:  /s/  John W. Wood Jr.*
                                         ------------------------
                                          John W. Wood Jr.
                                          Chairman of the Board
                                          and Chief Executive Officer
                                          (principal executive officer)

                Signature                  Title               Date
                ---------                  -----               ----


        /s/ John W. Wood Jr.  *  Chairman of the Board   April 24, 1997
        ------------------------
        John W. Wood Jr.         and Chief Executive
                                 Officer (principal
                                 executive officer)


        /s/ John N. Hatsopoulos* Vice President and      April 24, 1997
        ------------------------
        John N. Hatsopoulos      Chief Financial Officer
                                 (principal financial
                                 officer)

        /s/ Sandra L. Lambert    Secretary               April 24, 1997
        ---------------------
        Sandra L. Lambert

        /s/ Paul F. Kelleher*    Chief Accounting        April 24, 1997
        -----------------------
        Paul F. Kelleher         Officer (principal
                                 accounting officer)


                                 Director
        -----------------------
        Elias P. Gyftopoulos


        /s/ William H. Hoover*   Director                April 24, 1997
        ----------------------
        William H. Hoover

        /s/ Theo Melas-Kyriazi*  Director                April 24, 1997
        ------------------------
        Theo Melas-Kyriazi


        /s/ Peter Richman*       Director                April 24, 1997
        ------------------
        Peter Richman
PAGE

        *By:/s/Seth H. Hoogasian
            --------------------
            Seth H. Hoogasian
            Attorney-in-Fact




        AA971070004